Exhibit 23.3
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 5 on Form S-3 to Registration Statement No. 333-158418 on Form S-11 of our report dated March 25, 2011, relating to the consolidated financial statements and financial statement schedules of Healthcare Trust of America, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in method of accounting for acquisition costs in business combinations) appearing in the Annual Report on Form 10-K of Healthcare Trust of America, Inc. for the year ended December 31, 2010.
We also consent to the incorporation by reference in this Post-Effective Amendment No. 5 on Form S-3 to Registration Statement No. 333-158418 on Form S-11 of our report dated March 15, 2011, relating to the statement of revenues and certain expenses of Columbia Medical Office Portfolio for the year ended December 31, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement), appearing in the Current Report on Form 8-K/A of Healthcare Trust of America, Inc. and subsidiaries, filed with the U.S. Securities and Exchange Commission on March 15, 2011..
We also consent to the incorporation by reference in this Post-Effective Amendment No. 5 on Form S-3 to Registration Statement No. 333-158418 on Form S-11 of our reports dated July 18, 2011, relating to the statement of revenues and certain expenses of Rendina Portfolio and Triad Technology Center for the year ended December 31, 2009 and of Holston Medical Portfolio for the year ended December 31, 2010 (which reports express an unqualified opinion and include an explanatory paragraph referring to the purpose of the statements), appearing in the Current Report on Form 8-K of Healthcare Trust of America, Inc. and subsidiaries, filed with the U.S. Securities and Exchange Commission on July 19, 2011.
We also consent to the reference to us under the heading “Experts” in this Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
August 12, 2011